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                                                                   EXHIBIT 10.10

                       TRANSFER AND ASSUMPTION AGREEMENT


This Transfer and Assumption Agreement dated as of January 2, 1997 is entered into by and among Wells Fargo Armored Service Corporation, a Delaware corporation ("Transferor"), Borg-Warner Security Corporation, a Delaware corporation ("Borg-Warner"), Loomis, Fargo & Co., a Delaware corporation ("Transferee"), and Associates Leasing, Inc., an Indiana corporation ("Lessor").

WHEREAS, Transferor and Lessor entered into certain lease agreements dated December 2, 1996, June 16, 1993, July 3, 1990 and July 18, 1979 (but only as the 1990 and 1979 agreements relate to vehicles leased to Transferor) (the "Leases"); and

WHEREAS, Transferor and Transferee are parties to a Contribution Agreement, dated as of November 28, 1996 (the "Contribution Agreement"), whereby Transferor intends to transfer substantially all of its assets and certain liabilities to Transferee;

WHEREAS, Transferor desires to transfer its interest in all vehicles leased pursuant to the Leases as described in the attached Schedule A, which shall be amended as provided in paragraph 1 herein ("Vehicles") to Transferee, but may not do so without the prior written consent of Lessor; and

WHEREAS, Lessor will consent to such transfer only subject to the conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Transferor hereby assigns to Transferee all of Transferor's rights, interest and obligations as lessee in and to the Vehicles, subject to the following terms and conditions:

1. Transferee acknowledges that (i) as of the date hereof, Transferee has inspected the Vehicles and found them to be in good working order and otherwise in a condition which is acceptable to Transferee, and (ii) upon closing of the transactions contemplated by the Contribution Agreement (the "Closing"), Transferee shall lease the Vehicles from Lessor and shall, without qualification or condition, perform all of Transferor's duties and obligations under the Leases with regard to the Vehicles. Transferor, Transferee and Lessor agree to prepare a revised Schedule A at or near Closing which will be incorporated into this Agreement that will identify all Vehicles.
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2.   Transferee agrees that no warranties have been made as to the Vehicles by
     Lessor, and that LESSOR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE QUALITY, WORKMANSHIP, DESIGN, MERCHANTABILITY, SUITABILITY OR FITNESS OF THE VEHICLES FOR ANY PARTICULAR PURPOSE, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, and that Lessor shall not under any circumstances by liable for any loss or damage whatsoever arising from the Vehicles, including, without limitation, loss of anticipatory profits or consequential damages.

3. Following the Closing, Transferor and Transferee agrees to promptly cause such actions to be taken as are required or permitted by statute or regulation to accomplish the transfer of the Vehicles and to protect Lessor's ownership thereof, including, without limitation, filing financing statements, recording documents and obtaining Certificates of Title, Lessor assuming no responsibility thereof

4. Effective at the Closing, Lessor hereby releases Transferor and Borg-Warner from all obligations under the Leases and any liability related to the Vehicles. Except as expressly provided herein, all Leases shall remain in full force and effect for the remaining vehicles (if any) subject thereto.

5. Borg-Warner agrees to deliver to Lessor a letter of credit (the "L/C") in the amount of $2,500,000 in a form reasonably similar to Exhibit A and drawn on a bank reasonably satisfactory to Lessor. The L/C shall secure Transferee's obligations under the Leases for the period beginning on the Closing and ending on the second anniversary thereof. The L/C may contain an "evergreen" provision providing for a term of one year to be renewed automatically at the end of such term for an additional one year period unless the bank issuing such L/C notifies Lessor in writing not less than twenty (20) days prior to the end of the term of the L/C. In such event, Borg-Warner shall provide a new L/C conforming to the terms of this paragraph 5. If a new L/C is not delivered by Borg/Warner prior to the date which is ten (10) days prior to the expiration of the initial period, then Lessor shall have the right to drawn down on the L/C and hold the funds in a segregated account until the earlier of (X) the delivery by Borg-Warner of a new L/C conforming to the terms of this Paragraph 5 in which event Lessor shall return to Borg-Warner the funds drawn down or (Y) Lessor's right to otherwise drawn down the L/C pursuant to this paragraph 5 in which event the funds may be released from the segregated account for the benefit of the Lessor. The L/C shall provide that Lessor shall have the right to call and draw down on it to the extent that and in the event that (i) Transferee shall have failed to pay when due any part of the Adjusted Rental after Final Adjustment (as such terms are defined in the Leases) or equivalent payable under the Leases with respect to

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     any Vehicle or (ii) in the event that Transferee owes monies under the
     Leases with respect to any Vehicle, Transferee (A) commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or similar law, (B) is adjudicated bankrupt or insolvent or (C) consents to an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or similar law (each, a "Bankruptcy Event").

6. Lessor's consent to the transfer will not be effective (i) until this Agreement has been properly executed by authorized representatives of each of the parties hereto, (ii) if there has been a material adverse change to the financial position of Borg-Warner, Transferor or Transferee prior to the Closing or (iii) if the Closing has not occurred on or prior to March 23, 1997.

7. Notwithstanding anything contained in the Leases to the contrary, after Closing, the Vehicles listed on Schedule B hereto ("Schedule B Vehicles") shall be leased for a term that expires on January 1, 2000 ("Schedule B Expiration Date"). Transferee agrees to continue to pay rentals on each Schedule B Vehicle in the amount of five dollars ($5.00) per vehicle per month. Rentals shall be payable on the same date as the other rentals due under the Leases. Transferee shall have the right to request Lessor to sell any Schedule B Vehicle prior to the Schedule B Expiration Date to a third party, provided that the net proceeds from such sale shall be paid directly to Lessor and applied as prepayments to the oldest Leases first. All reasonable expenses of such sales (including, without limitation, taxes, registration fees, and third party commissions) shall be borne by the Transferee. Except as modified above, the Schedule B Vehicles shall continue to be governed by the applicable Leases.

8. This Agreement may be executed in any number of counterparts, each of which shall, when so executed, be considered an original and all of which, taken together, shall be considered on document.

9 This Agreement and any schedules referred to herein constitute the entire agreement of the parties hereto. No oral agreement, guaranty, promise, condition, representation or warranty shall be binding on Lessor. Each of the parties executing this Agreement acknowledges receipt of a copy hereof.

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IN WITNESS WHEREOF, we have hereunto set out hands and seals as of the day and year first above written.

TRANSFEROR: WELLS FARGO ARMORED SERVICE CORPORATION

BY: /s/ Timothy M. Wood
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TITLE:  Vice President
      -------------------------------------


TRANSFEREE: LOOMIS, FARGO & CO.

BY: /s/ James K. Jennings, Jr.
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TITLE: Executive Vice President
      -------------------------------------


BORG-WARNER SECURITY CORPORATION

BY: /s/ Timothy M. Wood
   ----------------------------------------

TITLE:  Vice President
      -------------------------------------


Lessor hereby consents to the above transfer and assumption pursuant to the terms and conditions of the above Agreement.


DATE: January 3, 1997
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ASSOCIATES LEASING, INC.


BY: [SIGNATURE ILLEGIBLE]
   ----------------------------------------

TITLE: Senior Vice President
      -------------------------------------

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